UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K/A (Amendment No. 1)
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2019
Horizon Global Corporation (Exact Name of Registrant as Specified in its Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 3, 2019, the Board of Directors (the “Board”) of Horizon Global Corporation (the “Company”) appointed Frederick A. “Fritz” Henderson, John C. Kennedy, Ryan L. Langdon, Brett N. Milgrim, Mark D. Weber and Harry J. Wilson as members of the Board.

The Company is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on April 4, 2019, to provide further information regarding the committee appointments of Messrs. Henderson, Kennedy, Langdon, Milgrim, Weber and Wilson. Messrs. Henderson (Chair), Langdon and Milgrim were appointed to the Audit Committee of the Board. Messrs. Kennedy, Weber and Wilson were appointed to the Compensation Committee of the Board. Messrs. Kennedy, Weber and Wilson were appointed to the Corporate Governance and Nominating Committee of the Board.

This Amendment No. 1 is being filed solely to provide this information regarding these committee appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	April 22, 2019	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Chief Compliance Officer